源泰律师事务所

YUAN TAI LAW OFFICES

中国上海浦东新区浦东南路256号华夏银行大厦14楼
邮编：200120
电话：86-21-51150298
传真：86-21-51150398

14/F,Huaxia Bank Plaza,256 South Pudong Road
Pu Dong New Area
Shanghai 200120, P.R.China
Tel: 86-21-51150298
Fax: 86-21-51150398

Date: 28 June 2011

We hereby consent to the reference to us in the Registration Statement under the heading "Risk Factors--Risks Related to Doing Business in China" and to the summarization of our legal opinions contained therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours sincerely,

Wangdaofu

Wang Daofu
Partner
Yuan Tai Law Office